EXHIBIT 10.1

[Non-award employee contract]

This Contract was made on the 28th day of March 20 13 ,

between: Seed Genetics International hereinafter referred to as "SGI",

and: Dennis Jury of 45 Esmond Street Hyde Park hereinafter referred to as the "Employee".

Whereas

SGI will engage the Employee in the position set out at item 1 of Schedule 1 as detailed in the Position Description provided to the Employee on a full time basis.

The Employee agrees to be employed by SGI in accordance with the terms of this Contract.

Contract of Employment

  Definitions

  1.1.   "Act" means the Fair Work Act 2009 as varied or replaced from time to time.

  1.2.   "Business" means the business of conducting plant research, breeding, production and marketing services in connection with seed products and other related services carried on by SGI.

  1.3.   "Business Competing with the Business" means a business that at the relevant time is either:

    actually competing with any part of the Business in which the Employee was involved during the Employee's employment; or

    in a position where it might reasonably be expected to become such a competitor in the foreseeable future

  1.4.   "Confidential Information" includes all information obtained by the Employee in the course of the employment that is of a confidential nature regarding the previous, current or future business interests, methodology or affairs of SGI or of any person or entity with which SGI may deal or be concerned including, but not limited to:

    trade secrets;

    technical data, information and drawings, know-how, processes and techniques;

    information regarding new germplasm;

    information in relation to any plant varieties researched, tested, trialled, exploited, commercialised or otherwise dealt with by SGI;

    financial data;

    product, market and marketing information;

    commercial information about SGI and persons with whom SGI deals;

    customer information; and

    any information marked "confidential" or which SGI informs the Employee is confidential or a trade secret;

    but excluding:

    information available to the public; and

    information which the Employee can prove the Employee lawfully possessed before obtaining it in the course of the employment.

  1.5.   "Customer" means a customer of SGI with whom the Employee had personal contact during the 12 months immediately before the termination of the Employee's employment.

  1.6.   "Intellectual Property Rights" means all intellectual property rights including without limitation:

      patents, copyright, rights, circuit layouts, registered designs, trademarks, service marks, trade names, plant breeders rights and the right to have Confidential Information kept confidential; and

      any application or right to apply for any of those rights.

  1.7.   "Moral Rights" means the right of integrity of authorship, the right of attribution of authorship and the right not to have authorship falsely attributed, more particularly as conferred by the Copyright Act 1968 (Cth) and rights of a similar nature of anywhere in the world.

  Interpretation

  In this Contract, unless the context otherwise requires:

      singular includes plural and plural includes singular;

      headings do not affect interpretation;

      words importing any gender include all other genders; and

      reference to legislation includes any amendment to it or legislation substituted for it, including any regulations or instruments in force.

  Duties

  3.1.   The Employee will exercise the powers and perform the duties which are set out in the Position Description and any other duties as reasonably directed from time to time by SGI.

  3.2.   Without limiting the Employee's responsibilities pursuant to clause 3.1, the Employee will:

  3.2.1.   show utmost good faith and work diligently in the business and affairs of SGI;

  3.2.2.   comply with all of SGI's lawful and reasonable directions given to him;

  3.2.3.   use their best endeavours to promote to the maximum, the business and reputation of SGI;

  3.2.4.   devote the whole of their time, attention and abilities to carrying out their duties and obligations to SGI while at work;

  3.2.5.   not knowingly cause or allow SGI to breach any contract or other commitment or infringe rights of any third party;

  3.2.6.   not do or allow anything that may prejudice a claim under an insurance policy or increase the premium payable on any insurance policy of SGI;

  3.2.7.   not act outside the scope of the authority conferred on the Employee;

  3.2.8.   not put at risk or part with or prejudice the possession of any of SGI's property except in the ordinary course of SGI's business or in the performance of the Employee's duties under this Contract; and

  3.3.   During the Employee's employment, the Employee will not without SGI's prior written consent (which consent may be withdrawn at any time at SGI's discretion):

  3.3.1.   engage in any activity whether paid or unpaid external to the Employee's activities as an employee of SGI which could, in SGI's opinion, conflict with the Employee's duties; or

  3.3.2.   accept any benefit from a third party as an inducement or reward for an act in connection with the Employee's employment; or

  3.3.3.   have an interest in any business or company which could, in SGI's opinion, conflict with the Employee's duties. A holding of up to 5% of the securities (within the meaning of section 9 of the Corporations Act 2001) of a company listed on the Australian Stock Exchange is not an interest in a company for the purpose of this clause.

  3.4.   The Employee will comply with all policies of SGI as varied and notified to the Employee from time to time. The Employee agrees and acknowledges that such policies and procedures form a part of the Employee's obligations to SGI but do not impose legally binding obligations on SGI nor do such policies and procedures form a part of this employment contract. The Employee acknowledges that SGI's policies and procedures do not create enforceable rights in favour of the Employee.

  3.5.   The Employee acknowledges that due to the nature of the position, the Employee's employment is not covered by any industrial award.

  Assurances

  The Employee assures SGI that:

  4.1.   all information contained in the Employee's resume is or was at the time it was provided to SGI true, accurate and not misleading;

  4.2.   the Employee has the qualifications, personal qualities and skills necessary to perform their obligations under this Contract;

  4.3.   the Employee has not withheld from SGI any information concerning the Employee's qualifications, personal qualities or skills which the Employee ought reasonably to consider would be relevant to SGI's decision to employ the Employee;

  4.4.   there is no impediment, such as a contract with another person or entity, to him/her commencing employment with SGI; and

  4.5.   the Employee will not deal unfaithfully or improperly with any money or other property of SGI.

  4.6.   If, at any time, any of these assurances are found to be false, this may result in termination of the employment without notice in accordance with this employment contract.

  Commencement of Employment

  5.1.   The Employee shall commence employment with SGI from the date and at the location recorded in Schedule 1.

  5.2.   SGI may at its sole discretion transfer the Employee's employment to another location on giving reasonable notice.

  5.3.   The Employee agrees to undertake any interstate and overseas travel that may reasonably be required to fulfil the requirements of the Employee's position without additional compensation or remuneration.

  Probationary Period

  6.1.   A probationary period of 6 months shall apply to the Employee's employment and either party may terminate the employment during that time by the giving of one (1) week's notice, or payment in lieu of that notice to the other.

  Personal Appearance

  The Employee must:

  7.1.   look suitable for his or her position;

  7.2.   project a favourable image for SGI; and

  7.3.   be courteous, efficient and reliable with persons with whom the Employee deals in the course of the employment.

  Hours of Work

  8.1.   The normal hours of work for the Employee shall be 40 hours to be worked between 8:30am and 5:30pm on Monday to Friday of each week with a one hour lunch break or at such other times as SGI reasonably requires.

  8.2.   The Employee shall be required to work such additional hours as may be necessary or appropriate from time to time including at nights and on weekends to enable the Employee to carry out their duties properly. There shall be no entitlement to additional remuneration for work in addition to or outside normal hours and the Remuneration Package for the Employee has been determined to incorporate any reasonable additional hours the Employee may be required to work.

  8.3.   SGI may, if it reasonably requires, increase, reduce and/or otherwise vary or alter the normal hours and times of work.

  Remuneration Package

  9.1.   In consideration of the Employee performing the duties for SGI and complying with the terms of this Contract, the Employee shall be provided with a Remuneration Package in the terms recorded in Schedule 1. The Remuneration Package includes an amount which compensates the Employee for any additional reasonable hours worked by the Employee.

  9.2.   Any payment that SGI makes to the Employee is intended to discharge the obligations imposed by any statute, award, agreement or other industrial instrument. To the extent that a payment exceeds what is required under any particular law or provision, the excess is to be taken to help satisfy SGI's obligations under any other applicable law or provision.

  9.3.   SGI will deduct all taxes and other deductions from the Remuneration Package which SGI is lawfully authorised or obliged to make (including fringe benefits tax, if applicable).

  9.4.   Where any salary sacrifice arrangements have been agreed to with the Employee, these are recorded in Schedule 1.

  9.5.   The salary component shall be paid monthly and in the final week of each month or as otherwise agreed between the parties.

  9.6.   Superannuation contributions shall be made at the rate recorded in Schedule 1 and into the complying superannuation fund as chosen by the Employee and advised to SGI. The Remuneration Package is inclusive of all of SGI's obligations to make superannuation contributions on behalf of the Employee.

  9.7.   Where SGI provides the Employee with a motor vehicle, either on a `fully maintained' or `tool of trade' basis, the value to the Employee will be as recorded in Schedule 1 and the provision and use by the Employee of the motor vehicle will be in accordance with SGI's motor vehicle policy.

  9.8.   SGI shall review the Employee's Remuneration Package at least annually, and at such other time that SGI decides and shall take into consideration during such review factors including, but not limited to, the Employee's performance, the general economic climate and SGI's specific economic performance. The Employee acknowledges that they are not entitled to an increase in their remuneration as of right and that any increase in the Remuneration Package will be at the sole discretion of SGI.

  Expenses

  The Employee will only be entitled to be reimbursed for expenses reasonably incurred in the course of the Employee's employment where such an expense is approved in advance in writing and adequate proof of the expense provided.

  Leave

  The Employee is entitled to leave in accordance with the Act and this clause.

  11.1.   Annual Leave

  The Employee is entitled to twenty (20) days' annual leave for each completed year of employment, which shall accrue and be taken in accordance with the Act.

  Annual leave provisions shall be in accordance with SGI's annual leave policy and will be taken with the agreement of, or at the direction of, SGI with the appropriate notice. Annual leave loading is not payable.

  All annual leave accrued but not taken shall be paid to the Employee upon termination of employment for any reason.

  The Employee should endeavour to maintain accrued annual leave below a total of thirty (30) days and SGI may direct the Employee to take leave in order to reduce accrued leave below this level.

  11.2.   Personal Leave

  The Employee is entitled to ten (10) days' personal leave for each completed year of employment which shall accrue and be taken in accordance with the Act.

  Personal leave provisions shall be in accordance with SGI's personal leave policy and shall include sick leave and carer's leave. Personal leave not taken shall accrue from year to year.

  11.3.   Long Service Leave

  The Employee will accrue long service leave in accordance with the South Australian Long Service Leave Act 1987 ("the LSL Act").

  Long service leave provisions shall be in accordance with the LSL Act and SGI's long service leave policy and will be taken with the agreement of, or at the direction of, SGI, with the appropriate notice. Long service leave not taken shall accrue in the terms provided by the LSL Act.

  By agreement between SGI and Employee, long service leave may be granted and taken before the right to such leave has accrued.

  11.4.   Parental Leave

  The Employee may be entitled to a period of fifty-two (52) weeks' unpaid parental leave after twelve (12) months' continuous service strictly in accordance with the Act.

  Parental leave provisions shall be in accordance with SGI's parental leave policy.

  11.5.   Compassionate Leave

  The Employee shall be entitled to compassionate leave when a member of the Employee's immediate family or household member either contracts or develops a personal injury or illness that poses a serious threat to their life, or dies.

  The Employee shall be entitled to compassionate leave of up to 2 days per occasion unless otherwise agreed.

  Compassionate leave provisions shall be in accordance with SGI's compassionate leave policy and the Act.

  Confidentiality

  12.1.   SGI is and remains the sole beneficial owner of the Confidential Information.

  12.2.   During and at all times after the termination of the Employee's employment, the Employee must not, except in the ordinary course of the Employee's employment, use or disclose to any third party, in any form or by any means, and must keep in the strictest confidence, all Confidential Information of which the Employee becomes aware whether through the performance of the Employee's duties under this Contract or otherwise.

  12.3.   Clause 12.2 does not apply where use or disclosure of Confidential Information by the Employee is required by law or where the Confidential Information is in the public domain at the time of such use or disclosure other than by reason of a breach of this Contract.

  12.4.   The Employee must take all reasonable steps to prevent the use or disclosure of Confidential Information by a third party.

  12.5.   The Employee agrees to keep the contents of this Contract confidential.

  12.6.   All property, goodwill and benefit in any of SGI's business or in any Confidential Information including in any lists of its customers or suppliers belongs to or on creation, will belong to SGI to the exclusion of the Employee.

  Intellectual Property

  13.1.   All Intellectual Property Rights in any document, work or other matter (including without limitation plant material, seed and other germplasm) created or contributed to by the Employee in the course of or in connection with the Employee's employment or using SGI's information and/or resources belong to SGI. The Employee must immediately disclose to SGI all Intellectual Property

  Rights created or contributed to by the Employee. By this Contract (if applicable), the Employee assigns any such Intellectual Property Rights to SGI. The Employee must assist SGI or its nominee at SGI's cost to obtain any statutory or other protection for Intellectual Property Rights as determined by SGI. The Employee must not oppose the grant of any such statutory or other protection to SGI or its nominee nor assist anyone else to oppose the granting of that statutory or other protection to SGI or its nominee or to obtain any statutory or other protection for those Intellectual Property Rights in competition with SGI or its nominee.

  13.2.   To the extent that the Employee is the author of any works in the course of or in connection with the Employee's employment ("works") and Moral Rights rest in the Employee in relation to the works, the Employee irrevocably and unconditionally consents to SGI being attributed as the author of the works. The Employee will not make any claim in respect of any infringement or contravention of the Employee's Moral Rights (whether it be an act or omission) arising from or in connection with the use, treatment, alteration, attribution of or dealing with the works by SGI.

  13.3.   The Employee irrevocably appoints SGI and any director of SGI jointly and severally to be the Employee's attorney, to sign any document or do anything else in the Employee's name to give effect to this clause 12.

  Restraint

  14.1.   The Employee must not, as principal, employee, consultant, agent, director or in any other capacity, directly or indirectly:

  14.1.1.

  (a) carry on or be engaged in a business similar to any part of the Business in which the Employee is or was involved;

  (b) carry on or be engaged in a Business Competing with the Business;

  (c) induce, solicit or attempt to induce or solicit any Customer to deal with the Employee or any other person or body;

  (d) accept work similar to that performed by SGI from any Customer;

  (e) induce, solicit or attempt to induce or solicit any person to leave the employment of SGI;

  14.1.2.

  (a) during the Employee's employment;

  (b) within 3 years after the termination of the Employee's employment;

  (c) within 2 years after the termination of the Employee's employment;

  (d) within 12 months after the termination of the Employee's employment;

  (e) within 6 months after the termination of the Employee's employment;

  (f) within 3 months after the termination of the Employee's employment;

  14.1.3.

  (a) in Australia;

  (b) in South Australia;

  (c) in Adelaide;

  (d) within 5 kilometres from the General Post Office, Adelaide.

  14.2.   Clause 14.1 is read as if each possible combination of:

  14.2.1.   the start of clause 14.1;

  14.2.2.   a conduct in clause 14.1.1;

  14.2.3.   a period in clause 14.1.2; and

  14.2.4.   an area in clause 14.1.3;

  is a separate clause. All these combinations apply cumulatively and each combination is severable from each other combination.

  14.3.   Each combination (as set out in clause 14.2) must be read down to the extent necessary to be valid.

  14.4.   If any individual combination (as set out in clause 14.2) cannot be read down according to clause 14.3, it must be severed. The severance of a particular combination shall not prejudice or in any way affect the validity or enforceability of any other combination.

  14.5.   Without limiting SGI's other remedies, SGI will be entitled to injunctive relief to restrain a breach by the Employee of the terms of this clause 14, in addition to any other rights or remedies which SGI may have.

  Termination

  15.1.   Subject to subclause 6.1, either party may terminate this Contract by the giving of one month's notice in writing to the other party.

  15.2.   SGI may elect to make a payment in lieu of part or all of the required notice period, or may require the Employee to work out all or part of that period.

  15.3.   If the Employee's employment is terminated pursuant to this clause 15, SGI may at its discretion direct the Employee not to attend for work during the whole or part of the notice period or to perform alternate duties for the whole or part of the notice period. For the sake of clarity, if SGI makes a direction in accordance with this clause, this Contract will continue in full force and effect until the date the termination takes effect.

  15.4.   If the Employee does not give SGI the required notice and/or fails to complete the notice period given, the Employee shall be liable to pay to SGI one month's salary, or an amount that is equivalent to the period of notice that has not been provided by the Employee. Any amount owing to SGI as a result of the operation of this clause is recoverable as a debt to SGI.

  15.5.   Notwithstanding the provisions of subclause 15.1, SGI may terminate the Employee's employment summarily at any time due to issues including, but not limited to:

    the serious and wilful misconduct of the Employee;

    neglect or dishonesty of the Employee;

    a serious or persistent breach of this Contract by the Employee;

    a deliberate failure by the Employee to comply with SGI's policies and procedures;

    conviction of the Employee of any criminal offence (excluding an offence such as road traffic legislation for which an expiation notice may be imposed);

    conduct by the Employee likely to cause a serious risk to health and safety;

    the Employee becoming of unsound mind or becoming liable to be dealt with under the law relating to mental health;

    conduct by the Employee that is discriminatory and/or offensive, including conduct that utilises electronic means;

    the Employee failing to comply with any reasonable directions of SGI;

    the Employee being affected by drugs and/or alcohol in the workplace; or

    conduct by the Employee that brings in SGI's reasonable opinion, SGI into disrepute.

  15.6.   Upon termination of the Contract (or at any time upon request by SGI), the Employee must immediately:

    return to SGI all documents and records in the Employee's control (whether printed, digital, electronic or computer materials);

    delete any documents and/or records held electronically in any medium in the Employee's control (which deletion may be supervised and/or confirmed by SGI in such a manner as SGI deems fit);

    return to SGI all property belonging to or leased by SGI in the Employee's control, including any stationery, cheque books, books, documents, records, discs, access cards, keys, mobile phones, computer hardware and software, credit cards, motor vehicles, computer log-in codes, stock, samples, safety and/or branded clothing belonging to SGI and any other property of SGI or which bears SGI's business or trade name, trade marks or registered names or if which SGI owns or is entitled to copyright or which contains any of the Confidential Information; and

    provide SGI with a statutory declaration regarding the Employee's compliance with this clause.

  15.7.   If upon return of SGI's property pursuant to clause 15.6 SGI considers in its reasonable opinion that the Employee has caused damage to such property, the Employer shall be entitled to deduct an amount in respect of such damage from any payments SGI is required to make to the Employee upon termination.

  15.8.   SGI may deduct from any amounts payable to the Employee upon termination any amounts owed by the Employee to SGI at the date of termination.

  15.9.   The Employee has no entitlements to any payments in the event of termination for any reason other than those expressly provided for in this Contract or required to be made pursuant to the Act.

  15.10.   Upon termination of the Employee's employment for any reason whatsoever, or at any time during the Employee's employment at SGI's request, the Employee will resign their directorship(s) (if any) of SGI within 7 days of such termination or request. If the Employee fails to resign their directorship(s) in accordance with this clause, the Employee irrevocably appoints SGI and any director of SGI jointly and severally to be the Employee's attorney, to sign any document or do anything else in the Employee's name to give effect to this clause.

  Suspension

  If:

    a complaint is made by any person with respect to the Employee; or

    SGI reasonably believes that the Employee may be in breach of their obligations under this Contract or of any law; or

    the Employee is subject to an investigation by a third party which may affect SGI's reputation or its business; then

    SGI may at its discretion suspend the Employee with or without pay in order to investigate the complaint or belief or until the third party investigation with respect to the Employee is complete.

  Miscellaneous

  17.1.   This Contract may only be amended in writing signed by the parties.

  17.2.   Any written amendment to the Contract will prevail over any provisions in the Contract that are inconsistent with the amendment.

  17.3.   This Contract shall be governed by and interpreted in accordance with the law of South Australia.

  17.4.   The parties submit to the exclusive jurisdiction of the South Australian courts and tribunals in regards to any claim or matter arising under or out of this Contract.

  17.5.   Termination of this Contract will not prejudice any rights or remedies which either party had prior to the termination.

  17.6.   The operation of clauses 12, 13 and 14 will survive in full effect the termination of this Contract.

  17.7.   This Contract contains the entire agreement between the parties regarding the Employee's employment. This Contract supersedes any prior agreement or understanding (if any) between the parties and there is no collateral or other form of agreement between the parties in relation to the subject matter of this Contract.

  17.8.   The failure by SGI to insist upon strict performance by the Employee of any of the terms of this Contract will not be deemed a waiver of any term or of a breach by the Employee of any term of this Contract.

  17.9.   A waiver of any term of this Contract by SGI must be in writing executed by a director of SGI or one of their other duly authorised officers or lawyers.

  17.10.   Every provision of this Contract will be deemed severable as far as possible from the other provisions of this Contract. If any provision is found to be void, illegal or unenforceable for any reason, it will be deemed to be severed and omitted from this Contract. This Contract with the offending provision severed and omitted and with any consequential amendment if necessary, will otherwise remain in full force.

  17.11.   This Contract may be executed in any number of counterparts and such execution will be as effective and binding on the parties as if each party had signed each such copy. Satisfactory evidence of execution of this Contract will include evidence by facsimile of execution by the relevant party.

Executed as a Contract on 28th day of March 20 13

Signed for and on behalf of

Seed Genetics International

/s/ Mark James Harvey Mark James Harvey

In the presence of

[Name of Witness]

/s/ Michael Zaina Michael Zaina

Signed by

Dennis Jury

/s/ D. Jury

In the presence of

[Name of Witness]

/s/ Michael Zaina Michael Zaina

Schedule 1

1.	Position Title	General Manager
2.	Commencement Date	1 September 2003
3.	Location	Adelaide
4.	Initial Remuneration Package
	- Total Remuneration	$198,380
	- Base Salary	$170,000
	- Company Vehicle (Vehicle Allowance)	$12,000
	- Superannuation9% payable quarterly into Employee nominated fund	$16,380
	- Bonus Scheme (as advised by SGI from time to time)
	- Salary Sacrifice Arrangements	None
	-
	- Other FBT concessional items, e.g. Laptop Computer	Use of company mobile phone.